UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): February 14, 2011

TECHNOLOGY RESEARCH CORPORATION

(Exact Name of Registrant as specified in its Charter)

Florida	0-13763	59-2095002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250-140th Avenue North

Clearwater, Florida 33760

(Address of Principal Executive Offices)

(727) 535-0572

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Principal Officer; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Technology Research Corporation (the “Company”) announced that Owen Farren resigned as Chairman of the Board of Directors, Chief Executive Officer, and President of the Company, effective as of February 14, 2011. The Company and Mr. Farren are in the process of negotiating separation terms.

The Company’s Nominating and Governance Committee will initiate a search for Mr. Farren’s successor as Chief Executive Officer. Until a successor CEO is appointed, Robert D. Woltil, the Company’s Vice President Finance and Chief Financial Officer, will act as interim Chief Executive Officer, and Ray Malpocher, the Company’s Lead Director, will oversee the management of the Company for the Board of Directors.

While he serves as interim Chief Executive Officer, Mr. Woltil will be paid $5,000 per month in addition to his current base salary of $158,000. A letter agreement between the Company and Mr. Woltil is attached as Exhibit 10.1 and incorporated herein by this reference.

Mr. Woltil, 56, has been the Vice President of Finance, Chief Financial Officer and Secretary of the Company since September 1, 2010. From July 20, 2010 until September 1, 2010 he served as the Interim Chief Financial Officer of the Company. Prior to that, he was a Partner in SFN Professional Services LLC (Tatum), an executive services firm, from April, 2010 until September 1, 2010, as well as from June, 2004 until December, 2005. He was the Chief Financial Officer of Ultimate Jet Charters, a provider of private aviation services, from January, 2008 until February, 2010. Previously, he was the Chief Financial Officer of Dresser, Inc., a manufacturer of highly engineered products for the energy industry, from December, 2005 until August, 2007. From May, 2002 until May, 2004 he was the Chief Restructuring Officer of Senior Living Properties, LLC, a provider of healthcare services. Earlier in his career he was the Chief Financial Officer for Catalina Marketing Corporation, Sun Healthcare Group and Beverly Enterprises, Inc, all public companies traded on the New York Stock Exchange during his tenure. He also practiced public accounting for seven years, most recently with KPMG, LLP. Mr. Woltil is a Certified Public Accountant, and holds an MBA from the University of Florida.

The Company has entered into Retention Agreements with the following executives: Robert D. Woltil – VP Finance, CFO and Secretary, J. Bradley Freeman – VP of Operations, Douglas B. Tilghman – VP of Engineering. The summary of the Retention Agreements set forth below is qualified in its entirety by reference to the text of the Retention Agreements. A copy of the form of Retention Agreement is attached as Exhibit 10.2 and incorporated herein by this reference.

Under the Retention Agreements, if a “Triggering Event” occurs within 12 months following a change in control of the Company, the Company must pay the following amounts to the executive: (1) 100% of the executive’s base salary, (2) 100% of the executive’s target annual bonus, and (3) 12 times the monthly premium that the executive would be required to pay to maintain COBRA coverage for executive and executive’s eligible dependents under the Company’s health plans.

A “Triggering Event” following a change in control is a termination of the executive’s employment by the Company without cause, or a termination of employment by the executive because the Company has materially reduced (1) the executive’s base salary or bonus opportunity, or (2) the executive’s job duties or authority. Mr. Woltil’s agreement clarifies that the termination of his status as interim Chief Executive Officer is not a Triggering Event.

Payment under the Retention Agreement is contingent upon the executive executing a general release in favor of the Company, and complying with certain restrictive covenants set forth in the Retention Agreement.

Item 7.01.	Regulation FD Disclosure.

On February 14, 2011, the Company issued a press release regarding Mr. Farren’s resignation, a copy of which is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Letter Agreement dated February 18, 2011, between the Company and Robert D. Woltil

10.2	Form of Retention Agreement between the Company and certain of its executives

99.1	Press Release dated February 14, 2011, issued by the Company

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION
(Registrant)

Dated: February 18, 2011	By:	s/ Robert D. Woltil
Robert D. Woltil, Vice President – Finance,
Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement dated February 18, 2011, between the Company and Robert D. Woltil

10.2	Form of Retention Agreement between the Company and certain of its executives

99.1	Press Release dated February 14, 2011, issued by the Company